Exhibit 99.1
News Release

Contact:	Joseph F. Furlong	or	Stephen L. Clanton
	President and CEO		Executive VP & CFO
	(615) 221-8884		(615) 221-8884
Primary Contact
          For Immediate Release
AMERICAN HOMEPATIENT REPORTS FINANCIAL RESULTS FOR
THE THREE MONTHS ENDED MARCH 31, 2009
BRENTWOOD, Tenn. (May 5 , 2009) — American HomePatient, Inc. (OTCBB: AHOM), one of the nation’s largest home health care providers, today announced its financial results for the three months ended March 31, 2009.
Revenues for the first quarter of 2009 were $58.3 million compared to $69.2 million for the first quarter of 2008, representing a decrease of $10.9 million, or 15.8%. The majority of this revenue decrease was attributable to Medicare reimbursement reductions affecting oxygen and other product lines effective January 1, 2009 which reduced revenue by approximately $6.2 million in the first quarter of 2009. A change in inhalation drug product mix resulting from Medicare reimbursement reductions which began April 1, 2008 reduced revenue by an additional $3.0 million in the current quarter. Also contributing to the revenue decrease was the Company’s reduced emphasis on less profitable product lines such as non-respiratory durable medical equipment and infusion therapy. These revenue decreases were partially offset by growth in oxygen and sleep therapy, the Company’s core product lines.
Operating expenses declined in the first quarter of 2009 compared to the first quarter of 2008 by approximately $2.6 million, or 7.7%. The decrease in operating expenses for the first quarter was primarily the result of improved operating efficiencies. Areas of focus have included centralization of branch functions, consolidation of branches, improved routing and delivery systems, and more effective utilization of leased space.
Earnings before interest, taxes, depreciation, and amortization (EBITDA) is a non-GAAP financial measurement that is calculated as net income excluding interest, taxes, depreciation and amortization. EBITDA was $6.5 million, or 11.2% of net revenue, for the first quarter of 2009 compared to $14.0 million, or 20.3% of net revenue, for the same period of 2008.
Net loss for the first quarter of 2009 was $(5.2) million, or $(0.29) per diluted share, compared to net income of $0.6 million, or $0.03 per diluted share, for the first quarter of 2008.
Medicare reimbursement cuts effective January 1, 2009 reduced EBITDA and net income by approximately $6.2 million in the first quarter of 2009. In addition, a change in inhalation drug product mix reduced EBITDA and net income by approximately $3.0 million in the current quarter compared to the same period last year. These reductions were partially offset by improved operating efficiencies and growth in the Company’s core product lines.
American HomePatient, Inc. is one of the nation’s largest home health care providers with operations in 33 states. Its product and service offerings include respiratory services, infusion therapy, parenteral and enteral nutrition, and medical equipment for patients in their home. American HomePatient, Inc.’s common stock is currently traded in the over-the-counter market or, on application by broker-dealers, in the NASD’s Electronic Bulletin Board under the symbol AHOM or AHOM.OB.
American HomePatient, Inc. prepares its financial statements in accordance with U.S. generally accepted accounting principles (GAAP). American HomePatient, Inc. also provides information related to non-GAAP financial measurements such as EBITDA, and from time to time, other non-GAAP financial measurements that adjust for certain items outside of the ordinary course of its business. To enable interested parties to reconcile non-GAAP measures to the Company’s GAAP financial statements, the Company clearly defines EBITDA and quantifies all other adjustments to GAAP measurements (see Schedule B). The Company provides EBITDA information, a widely used non-GAAP financial measurement, as a performance measure to assist in analyzing the Company’s operations and in comparing the Company to its competitors.

The Company provides other non-GAAP financial measurements that adjust for certain items outside of the ordinary course of business in order to assist in comparing the Company’s current operating performance to its historical performance. These adjustments typically reflect non- recurring items but sometimes reflect items, such as dispositions of assets and restructuring charges that are not technically non-recurring but are outside of the ordinary course of operations. Investors should note that such measures may not be comparable to similarly titled measures used by other companies, and investors are encouraged to use this information only in connection with the information contained in the Company’s GAAP financial statements.
Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to materially differ from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks and uncertainties, including, without limitation, risks and uncertainties regarding the upcoming maturity of the Company’s secured debt, current and future reimbursement rates, and reimbursement reductions and the Company’s ability to mitigate the impact of the reductions. These risks and uncertainties are in addition to risks, uncertainties, and other factors detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company cautions investors that any forward-looking statements made by the Company are not necessarily indicative of future performance. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

American HomePatient, Inc.	Schedule A
Summary Financial Data
(In thousands, except per share data)

	Three Months Ended March 31,
	2009	2008
	(unaudited)
Revenues, net	$58,311	$69,214
Cost of sales and related services	12,961	14,318
Cost of rentals and other revenues, including rental equipment depreciation	7,598	9,452
Operating expenses	31,582	34,205
Bad debt expense	1,228	1,349
General and administrative expenses	5,126	4,782
Depreciation, excluding rental equipment, and amortization	993	1,079
Interest expense, net	3,866	3,905
Other expense (income), net	14	(386)
Change of control income	(3)	(68)
Earnings from unconsolidated joint ventures	(1,124)	(1,341)

(Loss) income from operations before income taxes	(3,930)	1,919

Provision for income taxes	1,164	1,270

Net (loss) income	(5,094)	649

Less: Net income attributable to the noncontrolling interests	(74)	(95)

Net (loss) income attributable to American HomePatient, Inc.	$(5,168)	$554

Basic (loss) income per common share attributable to American HomePatient, Inc common shareholders	$(0.29)	$0.03
Diluted (loss) income per common share attributable to American HomePatient, Inc common shareholders	$(0.29)	$0.03

	March 31,	December 31,
	2009	2008
	(unaudited)
Cash and cash equivalents	$12,769	$13,488
Restricted cash	250	250
Net patient receivables	32,191	38,284
Other receivables	297	777

Total receivables	32,488	39,061
Net inventories	8,705	10,789
Other current assets	6,956	9,863

Total current assets	61,168	73,451
Property and equipment, net	30,838	32,042
Goodwill	122,093	122,093
Other assets	24,408	26,940

Total Assets	$238,507	$254,526

Current portion of long-term debt and capital leases	$227,755	$234,259
Accounts payable	11,932	11,989
Other current liabilities	19,097	24,535

Total current liabilities	258,784	270,783

Long-term debt and capital leases, less current portion	38	51
Deferred tax liability	8,910	7,841
Other noncurrent liabilities	5	8

Total liabilities	267,737	278,683

American HomePatient, Inc. shareholders’ deficit	(29,706)	(24,619)
Noncontrolling interests	476	462

Total shareholders’ deficit	(29,230)	(24,157)

Total Liabilities and Shareholders’ Deficit	$238,507	$254,526

American HomePatient, Inc.	Schedule B
Reconciliation of Non-GAAP Financial Measurements to GAAP Financial Statements
(In thousands)

	Three Months Ended March 31,
	2009	2008
	(unaudited)
Net (loss) income	$(5,168)	$554
Add:
Provision for income taxes	1,164	1,270
Interest expense, net	3,866	3,905
Rental equipment depreciation	5,694	7,235
Other depreciation and amortization	993	1,079

Earnings before interest, taxes, depreciation, and amortization (EBITDA)	$6,549	$14,043